Exhibit 99.1

Arcimoto And GoCar Tours To Develop Next-Gen Fleet Of Fun Utility Vehicles For GPS-Guided Tours of San Francisco

San Francisco, June 3, 2019 – Arcimoto, Inc.®, (NASDAQ: FUV) makers of the Fun Utility Vehicle® (FUV®), Rapid Responder™, and Deliverator™ — affordable, practical, and joyful pure electric vehicles for everyday commuters and fleets — announced today that it will develop a next-gen fleet of FUVs with GoCar Tours for GPS-guided tours of San Francisco.

An initial order of 40 FUVs will be outfitted with GoCar’s patented GoCar Network technology, which allows users to explore the city on their own schedule at their own pace. The GoCar’s mobile tour guide, the world’s first GPS-guided tour, will give directions, crack jokes, recommend restaurants, and tell the legendary stories that bring San Francisco to life.

“We’re thrilled to work with GoCars to introduce the Fun Utility Vehicle to San Francisco, the technology capital of the world,” said Mark Frohnmayer, Founder and CEO of Arcimoto. “A GoCar Tour is a perfect use-case for an Arcimoto. The vehicle’s small footprint and nimble handling make maneuvering and parking in urban environments a pleasant experience, and the open vehicle architecture provides expansive visibility of the City’s iconic sights. Personally, I can’t imagine a more beautiful way to take in San Francisco than a sunset cruise across the Golden Gate Bridge while driving the pure electric Fun Utility Vehicle.”

Nathan Withrington, Founder of GoCar Tours, said: “Ever since we founded GoCars in 2004, we’ve been searching for an electric vehicle that met our needs. We want people to experience a new kind of electric vehicle – efficient, affordable and fun – that represents the core values of GoCars, which is to provide an always unique, user-driven experience, where the vehicle is your friend that guides you through the City. Next to our existing gas-powered fleet, we expect to save significantly on maintenance and fuel costs, while increasing rentals on bad-weather days thanks to the FUV’s windshield and panoramic roof. Finally, the FUV can drive on both streets and highways, so for the first time in our history, our customers will be able to drive across our most iconic landmark, the Golden Gate Bridge, from the comfort of an FUV. We can’t wait to start exploring.”

For more information, visit Arcimoto.com, or GoCarTours.com.

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About Arcimoto, Inc.

Headquartered and manufactured in Eugene, Oregon, Arcimoto, Inc. (NASDAQ: FUV) is devising new technologies and patterns of mobility that together raise the bar for environmental efficiency, footprint and affordability. Available for pre-order today, Arcimoto’s Fun Utility Vehicle, Rapid Responder, and Deliverator are some of the lightest, most affordable, and most appropriate electric vehicles suitable for everyday transport. For more information, please visit www.arcimoto.com.

About GoCar Tours

The world’s first GPS-guided tour takes tourists on one-of-a-kind adventures through the streets of some of the world’s most amazing cities. GoCar’s custom-designed tours guide users to a city’s most iconic landmarks, wheeling through colorful, vibrant neighborhoods and past sweeping vistas while providing audio commentary on the rich histories that live around every corner. Conceived, developed and created by Nathan Withrington and Alasdair Clements, the first GoCar tour service launched in San Francisco in 2004. GoCar Tours has since expanded with franchises located in: San Diego, CA; Monterey, CA; Barcelona, Spain; Madrid, Spain; Lisbon, Portugal; Porto, Portugal; and Bordeaux, France.

Safe Harbor / Forward-Looking Statements

Statements included in this press release that are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. The words “may,” “will,” “anticipate,” “expect,” “estimate,” “continue,” “plan” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions and include, without limitation, our expectations as to the development of our relationship with GoCar Tours. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: the successful ability to interface GoCar’s technology with our vehicles, our ability to effectively execute on our business plan and growth strategy; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our dependence on suppliers; our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; and unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Investor Relations Contact:

Greg Falesnik

Main: 949-385-6449

investor@arcimoto.com

Public Relations Contact:

Susan Donahue

Main: 646-454-9378

pr@arcimoto.com